Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

August 7, 2018

U.S. Bancorp
800 Nicollet Mall
BC-MN-H18T
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

We (the “Representatives”) understand that U.S. Bancorp, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I (the “Underwriters”) an aggregate of 23,000,000 Depositary Shares (the “Offered Securities” and each a “Offered Security”), each representing 1/1000th of a share of the Company’s Series K Non-Cumulative Perpetual Preferred Stock, $1.00 par value, with a liquidation preference of $25,000 per share (the “Preferred Stock”).  The Preferred Stock, when issued, will be deposited against delivery of Depositary Receipts (the “Depositary Receipts”), which will evidence the Depositary Shares, that are to be issued by U.S. Bank National Association (the “Depositary”) under the Deposit Agreement, to be dated as of August 14, 2018, among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued hereunder.

Subject to the terms and conditions set forth herein and incorporated by reference herein, the Company hereby agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase, the numbers of the Offered Securities set forth opposite the name of such Underwriter at a purchase price of $24.75 per Offered Security (in the case of Offered Securities sold to institutional investors) or at a purchase price of $24.2125 per Offered Security (in the case of Offered Securities sold to retail investors) (the “Purchase Price”).

The Offered Securities shall have the terms that are further described in the Preliminary Prospectus and the term sheet specified in Schedule II hereto.

Except as otherwise provided herein, all the provisions contained in the document entitled “U.S. Bancorp Underwriting Agreement Standard Provisions (Preferred Stock, Which May Be Represented by Depositary Shares) (August 7, 2018)” (the “Standard Underwriting Agreement”) are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Standard Underwriting Agreement.

In addition, in consideration of the agreements of the Underwriters contained in this Underwriting Agreement and the Standard Underwriting Agreement, the Company covenants that, during a period of 30 days from the date of the Prospectus, the Company will not, without prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract

1

to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Shares or Depositary Shares, any securities that are substantially similar to the Preferred Shares or the Depositary Shares, or any securities convertible into or exercisable or exchangeable for Preferred Shares, Depositary Shares or substantially similar securities, or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Shares or Depositary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares or Depositary Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to the Preferred Shares and Depositary Shares to be sold hereunder.

For the purposes of this Underwriting Agreement only, the “Applicable Time” is 4:15 P.M. (New York City time) on the date of this Underwriting Agreement.

For purposes of this Underwriting Agreement only, the term “Underwriters’ Counsel” as used in the Standard Underwriting Agreement shall mean Sidley Austin LLP.

The Offered Securities purchased by each Underwriter shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the Purchase Price therefor in federal (same day) funds, at 10:00 A.M. (New York City time) on August 14, 2018 at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place and time as the Representatives and the Company may agree upon in writing.

This Underwriting Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.

[Signature Pages Follow]

2

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and

as representatives of the several Underwriters

named in Schedule I annexed hereto.

By:  MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and

as representatives of the several Underwriters

named in Schedule I annexed hereto.

By:  U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Kyle Stegemeyer
Name: Kyle Stegemeyer
Title: Managing Director

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and

as representatives of the several Underwriters

named in Schedule I annexed hereto.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Jacqueline Cleary
Name: Jacqueline Cleary
Title: Managing Director

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and

as representatives of the several Underwriters

named in Schedule I annexed hereto.

By:  UBS SECURITIES LLC

By:	/s/ James Anderson
Name: James Anderson
Title: Executive Director

By:	/s/ Ahmet Yetis
Name: Ahmet Yetis
Title: Executive Director

Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

MORGAN STANLEY & CO. LLC

U.S. BANCORP INVESTMENTS, INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and

as representatives of the several Underwriters

named in Schedule I annexed hereto.

By:  WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

Accepted by:

U.S. BANCORP

By:	/s/ John Stern
Name: John Stern
Title: EVP Treasurer

SCHEDULE I

Underwriters’ Commitment to Purchase
Offered Securities
Morgan Stanley & Co. LLC	4,140,000
U.S. Bancorp Investments, Inc.	2,716,875
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,140,000
UBS Securities LLC	4,140,000
Wells Fargo Securities, LLC	4,140,000
Goldman Sachs & Co. LLC	828,000
J. P. Morgan Securities LLC	414,000
RBC Capital Markets, LLC	414,000
Incapital LLC	414,000
Ameriprise Financial Services, Inc.	143,750
D.A. Davidson & Co.	143,750
Janney Montgomery Scott LLC	143,750
Jefferies LLC	143,750
Raymond James & Associates LLC	143,750
Citigroup Global Markets Inc.	143,750
Robert W. Baird & Co.	143,750
Keefe, Bruyette & Woods, Inc.	143,750
TD Securities (USA) LLC	143,750
Wedbush Securities Inc.	143,750
Hilltop Securities Inc.	71,875
Oppenheimer & Co.	71,875
William Blair & Company, LLC	71,875
Total	23,000,000

SCHEDULE II

Final Term Sheet, dated August 7, 2018.